JOINT FILER INFORMATION

NAME: Prentice Capital Management, LP

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Michael Zimmerman

ISSUER: The Wet Seal, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 6, 2006

SIGNATURE:

PRENTICE CAPITAL MANAGEMENT, LP


/s/ Michael Weiss
---------------------------------
By:     Michael Weiss
Title:  Chief Financial Officer